SCHEDULE 14C

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

|X|      Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|_|      Definitive Information Statement

                           Zeolite Exploration Company
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|      None required
|_|      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

         1)       Amount previously paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                           ZEOLITE EXPLORATION COMPANY
                               12890 HILLTOP ROAD
                                ARGYLE, TX 76226
                               PH: (972) 233-0300
                                January ___, 2006


                              INFORMATION STATEMENT

Dear Stockholder:

         This Information Statement (the "Information Statement") is furnished by the Board of Directors of Zeolite Exploration Company, a Nevada corporation (the "Company", or "us"), to the stockholders of record of the Company at the close of business on January 23, 2006 (the "Record Date") to provide information with respect to certain corporate actions taken by written consent of Halter Financial Investments, L.P., holder of a majority of the outstanding shares of the Company's common stock that were entitled to vote on such actions (the "Majority Stockholder").

         The written consent, executed by the Majority Stockholder on the Record Date, approved an amendment to our Articles of Incorporation to effect a one-for-two reverse split of our common stock.

         The Majority Stockholder, holding approximately 78.8% of the outstanding shares of the Company's common stock, has approved, by written consent, all of the above-described actions. Therefore, all required corporate approvals for these actions have been obtained. This Information Statement is furnished solely for the purpose of informing stockholders of these corporate actions in the manner required by Rule 14c-2 under the Securities Exchange Act of 1934.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                          By Order of the Board of Directors,


                                          --------------------------------------
                                          Timothy P. Halter
                                          President, Chief Executive Officer and
                                          Chief Accounting Officer
Argyle, Texas
January ___, 2006

                           ZEOLITE EXPLORATION COMPANY
                               12890 HILLTOP ROAD
                               ARGYLE, TEXAS 76226
                               PH: (972) 233-0300
                                January ___, 2006

                        PURPOSE OF INFORMATION STATEMENT

         This Information Statement (the "Information Statement") is being mailed on or about January 23, 2006 to the stockholders of record of Zeolite Exploration Company, a Nevada corporation (the "Company", or "us"), at the close of business on January 23, 2006 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

         This Information Statement is being furnished by our Board of Directors to provide stockholders with information concerning an amendment to our Articles of Incorporation to effect a one-for-two reverse split of the Company's common stock approved by Halter Financial Investments L.P., holder of a majority of our voting stock (the "Majority Stockholder"), on the Record Date.

RECORD DATE AND VOTING SECURITIES
---------------------------------

         Only stockholders of record at the close of business on the Record Date were entitled to notice of the information disclosed in this Information Statement. As of the Record Date, the Company had one series of common stock, par value $0.00001 per share, outstanding. On the Record Date, 6,275,000 validly issued shares of our common stock were issued and outstanding and held of record by _______ registered stockholders.

STOCKHOLDERS' RIGHTS
--------------------

         The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by
Section 78.320(2) of the Nevada General Corporation Law (the "NGCL"). Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of the Company, we chose to obtain the written consent of a majority of the Company's voting power to approve the actions described in this Information Statement.

         The actions described in this Information Statement cannot be taken until at least 20 days after this Information Statement has first been sent or given to the Company's stockholders.

DISSENTERS' RIGHTS
------------------

         The NGCL does not provide for dissenters' rights in connection with any of the actions described in this Information Statement, and we will not provide stockholders with any such right independently.

EXPENSES
--------

         The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

ACCOUNTANTS
-----------

         The name our current independent public accountant is Rotenberg & Co., llp.

STOCKHOLDERS SHARING AN ADDRESS
-------------------------------

         We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.







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                                       2

             AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A
                  REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A
                              RATIO OF ONE-FOR-TWO


GENERAL
-------

         On January 10, 2006, our Board of Directors unanimously approved and recommended that the stockholders approve, and on the Record Date the Majority Stockholder approved, an amendment to the Articles of Incorporation to effect a reverse stock split of our common stock. The Board of Directors determined that by reducing the number of shares of our common stock from 6,275,000 to approximately 3,137,500 shares, the Company will be better positioned to effect our business strategy of entering into a business combination with a private entity that has current business operations.

         The reverse stock split, when implemented, will not change the par value of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder who owns two or more shares will hold the same percentage of common stock outstanding immediately following the reverse stock split as such stockholder did immediately prior to the reverse stock split.

         As a result of the change in control transaction that occurred on November 30, 2005, we are deemed to be a shell corporation. Shell corporations have zero or nominal assets and typically no stated or contingent liabilities. Private companies wishing to become publicly traded may wish to merge with a shell (a reverse merger) whereby the stockholders of the private company become the majority of the stockholders and holders of a majority of the capital stock of the combined company. The stockholders of the private company may exchange stock in the private company for all or a portion of the common shares of the shell corporation from its major stockholders. Typically, the board and officers of the private company become the new board and officers of the shell corporation and often the name of the private company becomes the name of the shell corporation.

         We intend to search for a potential transaction involving a target enterprise looking for value in a shell corporation. At the present time, we have not reached any agreement or definitive understanding with any enterprise concerning its interest in us as a shell corporation.

         Our search will be directed toward enterprises that have a desire to become public corporations. In addition, these enterprises may seek to have our stock qualify for trading on an exchange such as NASDAQ or the American Stock Exchange. We intend to concentrate our search on enterprises that we believe may realize a substantial benefit by being publicly owned.

         We do not propose to restrict our search to enterprises that are located in any particular geographical area or involved in any particular industry. We may, therefore, search for enterprises that engage in essentially any business to the extent of their limited resources. Our discretion in our search for enterprises is unrestricted.

         It is anticipated that we will not be able to diversify, but will essentially be limited to targeting one enterprise due to our limited financial resources. This lack of diversification will not permit us to offset potential losses from one enterprise against profits from another.

         Our business strategy will be implemented by or under the supervision of our officers and directors, none of whom are professional business analysts. Although there are no current plans to do so, our management might hire an outside consultant to assist in the investigation and selection of target enterprises, and might pay a finder's fee.

         In analyzing potential target enterprises, our management anticipates that it will consider, among other things, the following factors:

         1. Potential for growth and profitability indicated by new technology, anticipated market expansion, or new products;

         2. Perceived reception of the target enterprise by the investment community and by stockholders;

         3. Potential for listing our common stock on an exchange such as NASDAQ or the American Stock Exchange; and

         4. Strength of existing management or management prospects of the target enterprise.

         None of the factors described above will be controlling in the selection of a target enterprise, and we will attempt to analyze all factors appropriate to each opportunity and make a determination based upon available information.

         We are unable to predict if or when our search for a target enterprise will be complete.

CONSENT REQUIRED
----------------

         Approval of the amendment required the consent of the holders of a majority of the outstanding shares of our common stock, as of the Record Date. The Majority Stockholder, who owned approximately 78.8% of the outstanding shares of our common stock as of the Record Date, has given its consent to the amendment, and, accordingly, the requisite stockholder approval for this action was obtained by the execution of the Majority Stockholder's written consent in favor of the action. We do not intend to seek additional stockholder approval prior to the effectiveness of this action. This Information Statement is being mailed to you solely for your information. We are not providing you with a proxy and you are not requested to send a proxy.

AMENDMENT TO ARTICLES OF INCORPORATION
--------------------------------------

         Approximately 20 days after this Information Statement has first been sent or given to stockholders, our Articles of Incorporation will be amended to effect a one-for-two reverse stock split.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT
-----------------------------------------------------

         There is no assurance that once the reverse stock split is effected we will be able to consummate a business combination.

         The market price per new share of our common stock after the reverse stock split (the "New Shares") may not rise or remain constant in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split ("Old Shares"). Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of our common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT
--------------------------------------------

Corporate Matters.

         The reverse stock split will be effected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock. The reverse stock split will affect all of our common stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse stock split results in any stockholders owning a fractional share. See "Fractional Shares" below.

         The reverse stock split will affect all stockholders uniformly and will not affect materially such stockholders' percentage ownership interests in the company. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares.

         No scrip or fractional certificates will be issued in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share. This is being done to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the reverse stock split.

Authorized Shares.

         As of the Record Date, we had 100,000,000 shares of common stock authorized and 6,275,000 shares of common stock outstanding. Although the number of shares of common stock we are authorized to issue will not change as a result of the reverse stock split, the number of shares of our common stock issued and outstanding will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the effectiveness of the reverse stock split divided by two. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of common stock may also be diluted.

Accounting Matters.

         The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect.

         Although, the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split is not a response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by our management to recommend a series of similar amendments to our Board of Directors and stockholders.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES
------------------------------------------------------------------------------

         Approximately 20 days after this Information Statement has first been sent or given to stockholders, we will file an amendment to our Articles of Incorporation in the form approved by our Majority Stockholder with the Secretary of State of the State of Nevada. The reverse stock split will become effective upon the filing of our Amended Articles of Incorporation with the State of Nevada, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

         Our transfer agent, Securities Transfer Corporation located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, is acting as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares may surrender certificates representing Old Shares for certificates representing New Shares in accordance with the procedures set forth in the letter of transmittal accompanying this Information Statement. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. The stockholder will be responsible for the payment of all fees, including the transfer agent's fee, associated with certificate exchange and delivery. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S).

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT
----------------------------------------------------------

         EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.


                                 STOCK OWNERSHIP

         The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and our other executive officers, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

         The mailing  address for Halter  Financial  Investments,  L.P. is 12890
Hilltop Road, Argyle, Texas 76226.


                                                                           Percentage
                                   Shares Beneficially Owned               Outstanding
                                   -------------------------    ---------------------------------
                                     Before         After         Before             After
         Name                      Stock Split   Stock Split    Stock Split (1)   Stock Split (2)
         ----                      -----------   -----------    ---------------   ---------------
Halter Financial Investments,       4,950,000     2,475,000         78.8%             78.8%
L.P.

All Officers and Directors as a     4,950,000     2,475,000         78.8%             78.8%
group (1 Person)(3)

-----------------------------------

(1) In determining the percent of voting stock owned by a person before the reverse stock split, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of
(i) the 6,275,000  shares of common stock  outstanding  on the Record Date,  and
(ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(2) In determining the percent of voting stock owned by a person after the reverse stock split (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of
(i) the approximately 3,137,500 shares of common stock that will be outstanding after the reverse stock split and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(3) Halter Financial Investments, L.P. is a Texas limited partnership. The limited partners include, TPH Capital, L.P, a Texas limited partnership of which Timothy P. Halter, our sole officer and director is sole limited partner, Bellfield Capital Partners, L.P., a Texas Limited Partnership, River Green Capital, LLC., a Nevada limited liability company, and Colhurst Capital, L.P., a Texas limited partnership.

                                   ARTICLE II.

                           MARKET FOR OUR COMMON STOCK

         Our common stock is traded on the Over the Counter Bulletin Board under the symbol "ZEOX.OB."

                        ADDITIONAL AVAILABLE INFORMATION

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or may be accessed at www.sec.gov.